EXHIBIT 10.10

CHARMING SHOPPES, INC.
2004 STOCK AWARD AND INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT

Agreement dated as of July 16, 2008 (the “Grant Date”) between CHARMING SHOPPES, INC. (the “Company”) and Alan Rosskamm (the “Rosskamm”).

1.    Grant of SAR; Consideration; Rosskamm Acknowledgments.

The Company hereby confirms the grant, under the Company’s 2004 Stock Award and Incentive Plan (the “Plan”), to Rosskamm on the Grant Date of a stock appreciation right (the “SAR”) with respect to 41,152 shares of the Company’s common stock, par value $.10 per share (the “Shares”).  The SAR represents the right to receive, at exercise, a number of Shares with a then Fair Market Value equal to the appreciation in value of the Shares over the base amount.  The base amount is $4.60 per share, which is the fair market value of a Share on the Grant Date (the “Base Amount”).

Rosskamm shall be required to pay no consideration for the grant of the SAR except for his agreement to provide services to the Company prior to exercise and his agreement to abide by the terms set forth in the Plan, this Stock Appreciation Rights Agreement (the “Agreement”), and any Rules and Regulations under the Plan.  Rosskamm acknowledges and agrees that (i) the SAR is nontransferable, except as provided in Sections 8 and 9 hereof and in the Plan, (ii) the SAR is subject to forfeiture in certain circumstances, as specified in Section 7 hereof, and (iii) sales of Shares will be subject to the Company’s policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted.

2.    Incorporation of Plan by Reference.

  The SAR has been granted to Rosskamm under the Plan.  All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  Rosskamm hereby accepts the grant of the SAR, acknowledges receipt of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan.

3.     Date When Exercisable.

(a) This SAR may be exercised only if and to the extent that it has become exercisable as specified in this Agreement.  Subject to the terms and conditions of this Agreement and the approval of the SAR by the Committee, this SAR shall vest and become exercisable in full on the earlier to occur of the following:  (i) on the date that the first permanent Chief Executive Officer immedietely succeeding Dorrit J. Bern, the Company’s former Chief Executive Officer, commences employment, (ii) upon a Change of Control as provided in Section 6, (iii) upon Rosskamm’s death, or (iv) upon termination of Rosskamm’s service as a Director of the Company due to disability.

(b) The SAR shall expire at 5:00 p.m. on the day before the seventh anniversary of the Grant Date, unless the SAR terminates on an earlier date as provided herein.

4.     Method of Exercise.

(a) The SAR may be exercised, to the extent the SAR is then vested and exercisable, by delivery to and receipt by the Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020, of a written notice, signed by Rosskamm, specifying the portion of the vested SAR that Rosskamm wishes to exercise.  Simultaneous with or as soon as practicable after the receipt of such notice, the Company shall deliver to Rosskamm a number of whole Shares that will be determined by dividing the Stock Appreciation by the Fair Market Value of a Share on the date of exercise, less applicable tax withholding.  “Stock Appreciation” shall mean the amount that results from multiplying (i) the number of Shares as to which the SAR is exercised by (ii) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Amount.  Only whole Shares will be delivered pursuant to the exercise of the SAR.

(b) Upon exercise of the SAR, the Company will deliver a stock certificate for the Shares to be delivered, with any requisite legend affixed.  Such exercise may include instructions to the Company to deliver Shares due upon exercise of the SAR to any registered broker or dealer designated by the Committee in lieu of delivery to Rosskamm.  Such instructions must designate the account into which the Shares are to be deposited.  The method of exercise and related matters governed by this Section 4 shall be subject to Rules and Regulations adopted by the Committee and in effect at the time Rosskamm’s notice of exercise is received by the Company; such Rules and Regulations may vary from or limit the procedures specified in this Section 4, and may specify other methods of exercise.  Upon exercise of any portion of the SAR, the exercised portion of the SAR shall terminate and cease to be outstanding.

(c) If, on the date on which the vested SAR will terminate according to its terms, the Executive has not given the Company written notice of exercise, and if the Stock Appreciation amount is a positive number, then the outstanding vested portion of the SAR shall be automatically exercised and taxes shall be withheld as described in Section 5 below.

5.    Tax Withholding.

Unless otherwise determined by the Company upon notice to Rosskamm, the Company will withhold from the Shares to be delivered upon the exercise of the SAR a sufficient number of such Shares to satisfy the minimum federal, state and local tax withholding obligations relating to the SAR exercise.  The Shares withheld will be valued at the Fair Market Value, determined in such manner as may be specified under the Plan.

6.    Change of Control Provisions.

(a) Acceleration of Exercisability.  In the event of a Change of Control at a time when Rosskamm is employed by the Company or any of its subsidiaries or is serving as a Director of the Company, this SAR shall become immediately and fully vested and exercisable immediately prior to the occurrence of such Change of Control.

(b) Exercise after a Change in Control; Adjustments.  In the event of Rosskamm’s termination of employment after a Change in Control, or in the event that Rosskamm ceases to be a Director of the Company after a Change of Control, the vested SAR, to the extent then outstanding, shall be exercisable for a one year period from the later of (i) the date of such termination, or (ii) the date of such cessation, as the case may be. In the event of a Change in Control, the Committee may make such adjustments and take such other actions with respect to outstanding SARs as the Committee deems appropriate pursuant to Section 10(c) of the Plan.

(c) Definitions of Certain Terms.  For purposes of this Agreement, the following definitions shall apply:

(i) “Beneficial Owner,” “Beneficially Owns,” and “Beneficial Ownership” shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 6, “Beneficial Ownership” (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

(ii) “Change of Control” means and shall be deemed to have occurred if

(1) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(2) those individuals who as of the Grant Date constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Grant Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(3) there is consummated a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a “Transaction”), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

(4) there is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

(iii) “Person” shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

(iv) “Related Party” means (A) a majority-owned subsidiary of the Company; or (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.  Additionally, a Person would be considered a Related Party, if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a “Related Party”), would constitute a Change of Control.

(v) “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

7.    Termination of Employment; Cessation of Service as a Director

This SAR shall terminate and no longer be exercisable at the earlier of (i) the scheduled expiration time of the SAR, as set forth in Section 3(b) above, or (ii) the expiration of a one year period after Rosskamm ceases to be both a Director and employee of the Company whether by reason of voluntary termination, involuntary termination (other than for cause) or removal (other than for cause), if the SAR granted to him will have already vested and become exercisable pursuant to Section 3(a)(i) hereof at the time of such cessation, or the date of such cessation if the SAR granted to him has not already vested and become exercisable at the time of such cessation, or (iii) the expiration of a one year period after Mr. Rosskamm ceases to be both a Director and employee of the Company by reason of death or disability.

8.    Limits on Transfer of SARs; Beneficiaries.

No right or interest of a participant in this SAR shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of Rosskamm to any third party.  This SAR shall not be transferable to any third party by Rosskamm otherwise than by will or the laws of descent and distribution, and this SAR shall be exercisable, during the lifetime of Rosskamm, only by Rosskamm; provided, however, that Rosskamm will be entitled to designate a beneficiary or beneficiaries to exercise his rights under this SAR upon the death of Rosskamm, in the manner and to the extent permitted by the Committee under Rules and Regulations adopted by the Committee under the Plan, and the Committee may permit transfers otherwise to the extent permitted under the Plan.

9.    Investment Representation.

Unless, at the time of any exercise of this SAR, the issuance and delivery of Shares hereunder to Rosskamm is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and complies with all applicable registration requirements under state securities laws, Rosskamm shall provide to the Company, as a condition to the valid exercise of this SAR and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that Rosskamm shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws.  The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

10.    Miscellaneous.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement constitutes the entire agreement between the parties with respect to the SAR, and supersedes any prior agreements or documents with respect to the SAR.  No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of Rosskamm with respect to the SAR shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Rosskamm.

CHARMING SHOPPES, INC.

BY:________________________________
Colin D. Stern, Secretary

EMPLOYEE:

____________________________________
Alan Rosskamm